Exhibit 10.22(a)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

PROMISSORY NOTE

October 12, 2017

FOR VALUE RECEIVED, the undersigned, MARRONE BIO INNOVATIONS, INC., a Delaware corporation (the “Issuer”), hereby promises to pay to DWIGHT W. ANDERSON (the “Lender”), on the Maturity Date, the principal sum of ONE MILLION UNITED STATES DOLLARS ($1,000,000) or so much thereof as shall have been advanced by the Lender to the Issuer as principal of the Loan under this Promissory Note (as hereafter amended, restated, replaced, supplemented or otherwise modified, this “Note”) and shall remain outstanding. This Note evidences, among other things, the obligation of the Issuer to repay the Loan made hereunder on the date hereof by the Lender to the Issuer. Capitalized terms used hereinafter and not otherwise defined have the meanings set forth in Section VI.

I.       THE LOAN.

1.       Subject to the terms and conditions set forth in this Note, the Lender shall make a loan (the “Loan”) to the Issuer on the date hereof in the amount of One Million United States Dollars ($1,000,000).

II.       INTEREST.

1.       The principal amount outstanding under the Loan advanced under this Note will bear interest as follows:

(a)       commencing on, and including from the date of the issuance of the Loan through December 31, 2017, at a fixed per annum rate equal to 1% per annum, which interest shall accrue on the outstanding principal amount of the Loan and be payable in arrears on the Maturity Date unless converted into shares of Issuer’s common stock (“Common Stock”), in either case in the manner specified in Section V; and

(b)       thereafter, at a fixed per annum rate equal to 10% per annum, which interest shall accrue on the outstanding principal amount of the Loan and be payable in arrears on the Maturity Date unless converted into shares Common Stock, in either case in the manner specified in Section V.

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2.       Interest on the Loan advanced under this Note shall be computed on the basis of the actual number of days elapsed over a year of 360 days. In computing such interest, the date the Loan hereunder is issued shall be included and the date of payment thereof shall be excluded.

III.       MATURITY DATE.

The unpaid principal amount of the Loan outstanding under this Note plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto will be paid in full in cash on the third anniversary of the date hereof (the “Maturity Date”), in accordance with the terms of this Note.

IV.       CONDITIONS.

1.       This Note shall become effective on the first date on which each of the Issuer and the Lender shall have executed and delivered to the other party a counterpart of this Note.

2.       The Lender shall not be obligated to make the Loan until each of the following conditions shall have been satisfied or waived, in each case in the reasonable discretion of the Lender:

(a)       Both before and immediately after giving effect to the making of the Loan by the Lender, the following statements shall be true and correct:

(1)       the representations and warranties of the Issuer set forth in this Note shall be true and correct in all material respects (other than such representations and warranties which by their terms are already qualified by materiality, in which case, such representations and warranties shall be true and correct in all respects) with the same effect as if made on the date of issuance of the Loan Request (except to the extent such representations and warranties by their explicit terms relate to a specific earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date); and

(2)       no Event of Default shall have then occurred and be continuing or would result immediately after giving effect to the making of the Loan by the Lender.

V.       PAYMENTS.

1.       Manner and Time of Payment. Except for any payment in the form of Common Stock, all payments by the Issuer under this Note and the other Note Documents of principal, interest and all other amounts owed hereunder shall be made in same day funds and delivered to the Lender not later than 4:00 p.m. (New York time) on the date such payment is due, with such payment to be made by wire transfer of immediately available funds to the account designated by the Lender to the Issuer in writing at least five (5) Business Days before the applicable payment date; provided that funds received by the Lender after 4:00 p.m. (New York time) shall be deemed to have been paid by the Issuer on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder.

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2.       Usury. Under no circumstances will the rate of interest chargeable under this Note be in excess of the maximum amount permitted by applicable New York law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

3.       Optional Prepayments. The Issuer may at any time and from time to time prepay the Loan, in whole or in part, together with accrued interest to such date on the amount prepaid, without premium or penalty, upon notice delivered to the Lender, provided that that such notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur.

4.       Optional Conversion. Any or all of the principal or accrued interest under this Note may be converted into shares of Common Stock (the “Common Conversion Shares”), at a rate of one (1) share of Common Stock per $1.00 of converting principal or interest, rounded down to the nearest share with any fractional amounts cancelled, at the election of the Lender by delivery of written notice thereof to the Company. The Issuer shall issue Conversion Shares as of the date of receipt of the foregoing notice, and cause to such Conversion Shares promptly to be registered with the Issuer’s transfer agent (the “Transfer Agent”) as a book entry position for the number of such Conversion Shares, in the name of the Lender.

5.       Conversion on Financing. If the Issuer consummates a Qualified Financing prior to the occurrence of the Maturity Date, the aggregate outstanding principal balance of this Note and all accrued and unpaid interest thereon may, at the election of the Lender by delivery of written notice thereof to the Company, effective as of the date the Company receives the foregoing notice (the “Conversion Date”), convert in whole without any further action by the Issuer or the Lender, and without the payment of additional consideration by the Lender and in lieu of any cash repayment obligation by the Issuer, into that number of the Financing Securities issued and sold in such Qualified Financing determined by dividing (a) the aggregate outstanding principal balance of this Note as of such Conversion Date, together with all accrued and unpaid interest thereon through the Conversion Date, by (b) the Conversion Price. Any conversion notice delivered pursuant to this Section V.5 must be received by the Company within five (5) Business Days of the Company providing notice to the Lender of the Qualified Financing. In connection with any conversion of this Note pursuant to this Section V.5, the Lender will become a party to any purchase agreement, investor rights agreement, voting agreement and any other similar agreement entered into by the other investors in the Qualified Financing.

6.       Limitations. Notwithstanding the foregoing Sections V.4 and V.5, unless the Issuer has received approval from stockholders or waiver of applicable limitations under the rules of The Nasdaq Capital Market, the Issuer shall not effect any issuance of Conversion Shares, and the Lender shall not have the right to receive any Common Conversion Shares or Financing Securities under this Note, (a) until the listing of the Common Conversion Shares or Financing Securities, as applicable, with The Nasdaq Capital Market, which the Issuer undertakes to complete as soon as practicable, and (b) to the extent that (i) after giving effect to such issuance, the Lender (together with the Lender’s affiliates, and any other person acting as a group together with the Lender or any of the Lender’s affiliates) would beneficially own any Common Stock in excess of 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance or (ii) such issuance would cause the Issuer to have issued a number of shares of Common Stock or securities convertible or exercisable for shares of Common Stock in excess of 19.9% of the number of outstanding shares of Common Stock on the date of this Note. Any amounts not issuable to the Lender in Securities as a result of this paragraph shall be payable in cash in accordance with Section V.1.

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VI.       DEFINITIONS.

For all purposes of this Note, the following terms shall have the respective meanings set forth below:

1.       “Business Day” means a day on which commercial banks are not required or authorized by law to close in New York, New York.

2.       “Conversion Price” shall mean the purchase price per share or unit paid by the purchasers of the Financing Securities issued and sold in the Qualified Financing.

3.       “Equity Financing” shall mean any issuance and sale for cash of Common Stock, or any stock or equity security convertible into or exchangeable for Common Stock and any warrant or option to acquire Common Stock or any such convertible or exchangeable security (“Common Stock Equivalents”), by the Issuer occurring after the date hereof.

4.        “Financing Securities” shall mean the identical class or series of Common Stock or Common Stock Equivalents of the Issuer issued and sold in a Qualified Financing.

5.       “Material Adverse Effect” means a material adverse change in, or material adverse effect upon, the operations, business or financial condition of the Issuer.

6.       “Material Indebtedness” of the Issuer at any date means indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000.

7.       “Note Documents” means, collectively, (a) this Note and (b) each other related agreement, certificate, document, or instrument executed and delivered by the Issuer in connection with the foregoing, as each such other related agreement, document or instrument may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with its terms.

8.       “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and government authorities.

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9.       “Qualified Financing” shall mean the first Equity Financing (or substantially concurrent Equity Financings), primarily for equity financing purposes, occurring after the date hereof which results in immediately available gross proceeds to the Issuer, excluding proceeds from this Note and any other indebtedness of the Issuer that converts into equity in such financing, of at least $10 million; provided, that, in order for any such Equity Financing to constitute a “Qualified Financing,” at least 50% of the amount invested in such Equity Financing must be made by Persons who are not an affiliate of the Issuer.

10.       “Securities” shall mean this Note and any Common Conversion Shares or Financing Securities issued pursuant to this Note.

VII.       REPRESENTATIONS AND WARRANTIES OF ISSUER.

1.       Organization and Qualification. The Issuer (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage, and (c) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, in each case except where the failure to do so would have a Material Adverse Effect.

2.       Authority and Enforceability; No Conflict. The Issuer has the organizational power and authority, and the legal right to issue this Note and to perform all of its obligations hereunder. The issuance of this Note by the Issuer has been duly authorized by all necessary action on the part of the Issuer, and constitutes a valid and binding obligation of the Issuer enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). This Note and the other Note Documents do not, nor does the performance or observance by the Issuer, if any, of any of the matters and things herein or therein provided for, contravene or constitute a default under (a) any provision of law or any judgment, injunction, order or decree binding upon the Issuer, if any, (b) any provision of the organizational documents of the Issuer, or (c) any material covenant, indenture or agreement of or affecting the Issuer or any of its property, in each case except where such contravention or default, individually or in the aggregate, could not be reasonably be expected to have a Material Adverse Effect.

3.       Approvals. No authorization, consent, license or exemption from, or filing or registration with, any governmental authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Issuer of this Note, except (a) those obtained or made on or prior to the date hereof, (b) such filings as may be required to be made with the United States Securities and Exchange Commission (the “Commission”) and any state or foreign blue sky or securities regulatory authority after the issuance of this Note by the Issuer, (c) such filings the absence of which could not reasonably be expected to have a Material Adverse Effect, and (d) listing of the Common Conversion Shares and Financing Securities with The Nasdaq Capital Market.

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4.       Valid Issuance of Securities. The Conversion Shares issuable pursuant to this Note, when issued, sold and delivered in accordance with the terms of this Note, will be duly and validly issued, fully paid, and nonassessable.

5.       Reports. The Issuer has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, including Notifications of Late Filing on Form 12b-25, for the year preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the Issuer’s SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, as applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Issuer and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

6.       Indebtedness for Borrowed Money. Schedule I hereto sets forth all of the indebtedness for borrowed money of the Issuer owing to third parties as of the date hereof.

VIII.       REPRESENTATIONS AND WARRANTIES OF LENDER.

1.       Purchase Entirely for Own Account. This Note is issued to the Lender in reliance upon the Lender’s representation to the Issuer, which by the Lender’s execution of this Note, the Lender hereby confirms, that the Note has been acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Lender further represents that the Lender does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. The Lender has not been formed for the specific purpose of acquiring the Securities.

2.       Disclosure of Information. The Lender has had an opportunity to discuss the Issuer’s business, management, financial affairs and the terms and conditions of the offering of the Note with the Lender’s management and has had an opportunity to review the Issuer’s facilities.

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3.       Restricted Securities. The Lender understands that the Securities have not been, and may not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein. The Lender understands that the Note is, and the Conversion Shares will be, “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Lender must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Issuer which are outside of the Lender’s control, and which the Issuer is under no obligation and may not be able to satisfy. The Lender understands that the Securities may bear the legend set forth above this Note or any other legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

4.       Accredited Investor. The Lender is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

IX.       EVENTS OF DEFAULT; REMEDIES.

If any of the following conditions or events (each, an “Event of Default”) shall occur:

1.       Failure by the Issuer to pay any principal of or interest on the Loan, or any other amount due under this Note or the Note Documents, in each case five (5) Business Days after the date on which such payment is due, whether at stated maturity, by acceleration or otherwise; or

2.       Any representation, warranty, certification or other statement made by the Issuer in any Note Document or in any statement or certificate at any time given by the Issuer in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

3.       The Issuer shall default in the performance of or compliance with any term contained in this Note or any of the other Note Documents, and such failure continues for thirty (30) Business Days after the date on which the Lender gives written notice thereof to the Issuer; or

4.       The commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership or liquidation or similar proceeding of any jurisdiction relating to the Issuer;

5.       The Issuer shall incur Indebtedness for borrowed money owing to third parties in an aggregate principal amount outstanding at any time exceeding $1,000,000, except such indebtedness set forth on Schedule I hereto and any incurrences, advances or borrowings contemplated thereby.

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6.       The Issuer (a) defaults in making any payment of any principal of any Material Indebtedness on the scheduled or original due date with respect thereto; (b) defaults in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (c) defaults in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or to become subject to a mandatory prepayment, repurchase, redemption or offer to purchase by the obligor thereunder or to become payable; or

7.       At any time after the execution and delivery thereof, (a) any Note Document shall cease to be in full force and effect or shall be declared null and void or (b) the Issuer takes any action for the purpose of terminating, repudiating or rescinding any Note Document executed by it or any of its obligations thereunder:

THEN, (A) upon the occurrence and during the continuation of any Event of Default described in clause (4) above, the unpaid principal amount of and accrued interest on the Loan and all other obligations hereunder shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Issuer, and any commitment or obligation of the Lender to make the Loan or extend additional credit to the Issuer hereunder shall thereupon terminate; and (B) upon the occurrence and during the continuation of any other Event of Default, the Lender may, by written notice (which may be delivered by facsimile or overnight courier) to the Issuer, declare (i) this Note and any commitment or obligation of the Lender to make the Loan or extend additional credit to the Issuer hereunder to be terminated, and/or (ii) all or any portion of (1) the unpaid principal amount of and accrued interest on the Loan and (2) all other obligations of the Issuer under this Note to be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Issuer.

X.       MISCELLANEOUS.

1.       No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

2.       Except as otherwise expressly provided in this Note, all notices and other communications made or required to be given pursuant to this Note or the other Note Documents shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by electronic mail, telecopy, facsimile or telex (with confirmation of receipt thereof), addressed to such party at the notice address beneath its signature hereto or at such other address for notice as such party shall last have furnished in writing to the Person giving the notice.

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3.       This Note, together with the Note Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.

4.       In the event that any provision of this Note is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Note shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Note is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Note and without affecting the validity or enforceability of such provision or the other provisions of this Note in any other jurisdiction.

5.       This Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Lender and the Issuer, provided that neither party may assign or transfer any of its obligations hereunder without the prior written consent of the other party.

6.       The obligation described in this Note is registered as to both principal and any stated interest with the Issuer (or its agent) and transfer of the obligation may be effected only by surrender of this Note, and either the reissuance by the Issuer of this Note to the new holder or the issuance by the Issuer of a new instrument to the new holder, such that interest payable under the obligation qualifies as portfolio interest within the meaning of Section 871(h) of the Internal Revenue Code of 1986, as amended. The Lender shall provide the Issuer with a properly completed Form W-8BEN (or successor form) prior to the receipt of any interest under this Note and upon the Issuer’s reasonable request.

7.       Neither this Note nor any provision hereof may be amended, supplemented, waived or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Issuer and the Lender. No waiver of any provision of this Note or consent to any departure by the Issuer herefrom shall in any event be effective unless the same shall be permitted by the preceding sentence, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

8.       The Issuer and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable. The Issuer acknowledges it has been advised by counsel of its choice with respect to the effect of the foregoing waivers and this Note, the other Note Documents and the transactions evidenced by this Note and the other Note Documents.

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9.       This Note may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Note. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

10.       ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY NOTE DOCUMENT, OR ANY OBLIGATIONS HEREUNDER OR THEREUNDER, SHALL BE BROUGHT EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK. BY EXECUTING AND DELIVERING THIS NOTE, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH THE TERMS OF THIS NOTE; (IV) AGREES THAT, SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (V) AGREES THAT THE PROVISIONS OF THIS PARAGRAPH RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

11.       EACH OF THE PARTIES TO THIS NOTE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE NOTE DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship that each has already relied on this waiver in entering into this Note, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS PARAGRAPH AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE OR ANY OF THE NOTE DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN MADE HEREUNDER. In the event of litigation, this Note may be filed as a written consent to a trial by the court.

12.       THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

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IN WITNESS WHEREOF, each of the undersigned has caused this Note to be duly executed and duly delivered by its duly authorized officer as of the day and year first above written.

MARRONE BIO INNOVATIONS, INC.,
as Issuer

By:	/s/ James B. Boyd
Name:	James B. Boyd
Title:	President and CFO

Notice Address:
1540 Drew Avenue
Davis, CA 95618

Email: jboyd@marronebio.com

SIGNATURE PAGE TO PROMISSORY NOTE

Accepted and agreed:

OSPRAIE MANAGEMENT, LLC,
as Lender

By:	/s/ Dwight W. Anderson
Name:	Dwight W. Anderson
Title:	Managing Member

Notice Address:	437 Madison Avenue, 28th Floor
New York, NY 10022
Address:
Email:	dwighta@ospraie.com

SIGNATURE PAGE TO PROMISSORY NOTE

Schedule I

Indebtedness for Borrowed Money

(The following information is taken from the Issuer’s 10-Q filed on August 14, 2017)

1. Indebtedness in connection with that certain Purchase Agreement, dated as of August 20, 2015(as amended, restated, supplemented or otherwise modified from time to time) with Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy VIP Science and Technology (the “Investors”), pursuant to which the Issuer sold to such Investors senior secured promissory notes in the aggregate principal amount of $40,000,000.

2. Indebtedness in connection with that certain Loan Agreement dated as of October 2, 2012 (as amended, restated, supplemented or otherwise modified from time to time), with certain lenders from time to time and Gordon Snyder, an individual, as administrative agent for the Lenders, pursuant to which such lenders agreed to purchase senior secured promissory notes inan aggregate principal amount of up to $12,500,000.

3. Indebtedness in connection with that certain Business Loan Agreement, dated as of June 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time), with Marrone Michigan Manufacturing, LLC and Five Star Bank, pursuant to which Five Star Bank advanced loans in the aggregate principal amount of $10,000,000.

4. Indebtedness in connection with that certain Invoice Purchase Agreement, dated as of March 20, 2017 (as amended, restated, supplemented or otherwise modified from time to time), with LSQ Funding Group, L.C., pursuant to which LSQ may elect to purchase up to $7,000,000 of eligible customer invoices from the Issuer.

SCHEDULE I TO PROMISSORY NOTE